UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2016, National Retail Properties, Inc. (the “Company”) announced the pricing of an underwritten public offering of $350 million aggregate principal amount of 3.60% notes due 2026 (the “Notes”) pursuant to an underwriting agreement, dated December 5, 2016 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc. as representatives of the several underwriters named therein. On December 12, 2016, Company entered into a Fifteenth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated as of March 25, 1998, as amended (the “Base Indenture,” and together with the Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as successor trustee, relating to the offering of the Notes pursuant to the Underwriting Agreement.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (File No. 333-202237), filed by the Company with the Securities and Exchange Commission (“SEC”) on February 23, 2015.

The Notes are senior unsecured obligations of the Company, will mature on December 15, 2026 and will rank equally with all of the Company’s other existing and future senior indebtedness. The Notes will bear interest at a rate of 3.60% per annum. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2017. The net proceeds from the offering were approximately $342.9 million. The Company intends to use the net proceeds from the offering to repay all of the outstanding indebtedness under its credit facility. In addition, the Company intends to use the remainder of the net proceeds from the offering to fund future property acquisitions and for general corporate purposes.

The foregoing descriptions of the Underwriting Agreement, the Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Notes and the Indenture. Copies of the Supplemental Indenture and the form of the Notes are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, each of which is incorporated herein by reference. Copies of the Underwriting Agreement and Base Indenture were filed with the SEC as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on December 7, 2016 and as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 20, 1998, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of the Fifteenth Supplemental Indenture between National Retail Properties, Inc. and U.S. Bank National Association.

4.2	Form of 3.60% Note due 2026.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP as to the legality of the securities being issued by the registrant.

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain material tax issues relating to the registrant.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: December 12, 2016